UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2007

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

McMoRan issued a press release dated November 8, 2007, announcing that it has priced $300 million of 11.875% senior notes due on November 15, 2014.    The transaction is expected to settle on November 14, 2007 (see Exhibit 99.1).

McMoRan will use net proceeds of approximately $292 million to repay indebtedness under its unsecured bridge loan facility that was used to partially fund the acquisition of substantially all of the oil and gas properties of Newfield Exploration Company located on the outer continental shelf of the Gulf of Mexico
.  McMoRan expects to repay the remaining amounts outstanding under its unsecured bridge loan by borrowing an additional $58 million under its revolving bank credit facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
----------------------------------------
Nancy D. Parmelee
Senior Vice President, Chief Financial Officer &
Secretary
(authorized signatory and
Principal Financial Officer)

Date:  November 9, 2007

McMoRan Exploration Co.
Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 8, 2007, titled “McMoRan Exploration Co. Prices $300 Million of 11.875% Senior Notes due 2014.”